                                     [LETTERHEAD]


                                    July 24, 1996

                                                    EXHIBIT 5.1


Heartland Communications & Management, Inc.
1320 Old Chain Bridge Road -- Suite 220
McLean, Virginia 22101

    RE:  REGISTRATION STATEMENT ON FORM S-1 RELATING TO THE
         OFFER AND SALE OF $25,000,000 OF SHARES OF COMMON STOCK

Gentlemen:

    We have acted as counsel for Heartland Communications & Management, Inc., a Delaware corporation organized under the Delaware General Corporate Law (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock (the "Shares") in the Company, having a maximum aggregate offering price of $25,000,000, pursuant to the referenced Registration Statement.

    You have requested our opinion regarding the legality of the Shares registered pursuant to the Registration Statement on Form S-1. We have examined originals or copies, certified to our satisfaction, of such records, agreements and other instruments of the Company, certificates or public officials, certificates of the officers or other representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter set forth. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon written certifications of officers and references, including (but not limited to) statements contained in the Registration Statement.

    We are admitted to practice law only in the District of Columbia. Our opinions, insofar as they address issues of Delaware law, are based solely upon our review of (I) the records of the Company, (ii) the Delaware General Corporate Law and (iii) a certified copy of the Company's March 27, 1996 Articles of Incorporation and April 4, 1996 amendment thereto. Subject to the foregoing, we do not express our opinion herein concerning any law other than the laws of the District of Columbia and the federal laws of the United States.

    We have assumed the genuineness of all signatures on documents reviewed by or presented to us, the legal capacity of natural persons, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Heartland Communications & Management, Inc.
July 24, 1996
Page 2

    Based upon the foregoing, we are of the opinion that:

    1. The Company is a duly organized, validly existing corporation under the laws of the State of Delaware.

    2. The Shares of the Company to be offered pursuant to the Prospectus forming a part of the Registration Statement are validly authorized and when (a) the pertinent provisions of the Securities Act of 1933, as amended, and such state securities laws and regulations as may be applicable have been complied with and (b) such Shares have been duly delivered against payment therefor as contemplated by the offer contained in the Prospectus, such Shares will be validly issued, fully paid and nonassessable under the law of Delaware.

    Our opinion is expressed as of the date hereof, and we do not assume any obligations to update or supplement our opinion to reflect any fact or circumstances which hereafter comes to our attention or any change in the law that hereafter occurs.

    We hereby consent to the reference to our firm in the "Legal
Matters"section of the Prospectus and to the inclusion of this opinion as an Exhibit to the Registration Statement.

                             BAYH, CONNAUGHTON & MALONE, P.C.



                             By: /s/  Max Miller
                                -------------------------------------
                                Max Miller, Principal